UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2008

SOUTH TEXAS OIL COMPANY
(Exact name of Registrant as specified in charter)

Nevada	001-33777	74-2949620
State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

300 E Sonterra Blvd. Suite 1220, San Antonio, TX	78258
(Address of principal executive offices)	(Zip Code)

(210) 545-5994 (Telephone)	(210) 545-3317 (Fax)
(Issuer's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 40.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 8 - OTHER EVENTS

ITEM 8.01 Other Events.

On June 27, 2008, the Company drew down the sum of $1,000,000, pursuant to the Longview – Marquis Securities Purchase Agreement, dated as of April 1, 2008, as amended by a June 2008 Amendment Agreement. Subsequent to this drawdown, the Company has the option to sell and, if the Company exercises such option, the Buyers are obligated to purchase, subject to the terms and conditions of the Securities Purchase Agreement, additional senior secured notes in an aggregate original principal amount of up to $622,649.18, including any promissory notes or other securities issued in exchange or substitution for such senior secured notes or replacement thereof, and as any of the same may be amended, restated, modified or supplemented and in effect from time to time.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Exhibit Number	Description

99.1	Longview – Marquis Securities Purchase Agreement, dated as of April 1, 2008, attached as Exhibit 10.20 to the Company’s Form 10-KSB, filed April 15, 2008 and incorporated by reference herein.

99.2	June 2008 Amendment Agreement, dated as of June 18, 2008, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2008

South Texas Oil Company

By: /s/ Michael J. Pawelek
Michael J. Pawelek
Chief Executive Officer